Exhibit 23.1.3












                  CONSENT OF INDEPENDENT AUDITORS








We consent to the incorporation by reference in this registration statement on Form S-3 of our report, dated 30 April 1995, on our audits of the combined financial statements of Polimeri Europa S.r.l. as of and for the year ended 31 December 1994, which report is included in Union Carbide Corporation's form 8K/A No. 1 dated 31 March 1995, incorporated by reference in this registration statement.

We also consent to the reference to our firm under the caption
"Experts".





                                        COOPERS & LYBRAND S.p.A.







Milan, Italy
11 October 1995